Exhibit 23.2

Grant Thornton

Accountants and Business Advisors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 24, 2004, accompanying the consolidated financial statements and schedule of Prosoft Learning Corporation (formerly ProsoftTraining), contained in the Form 8-K/A.  We hereby consent to inclusion herein and the incorporation by reference of said reports in the Registration Statements of VCampus Corporation on Forms S-1  (File No. 333-125014, 333-115316, 333-108380, 333-91548, 333-64732 and 333-60076) and on Form S-8 (File No. 333-125823, 333-116276, 333-91544, 333-64166, 333-90489, and 333-42803).

/s/ Grant Thornton LLP

Phoenix Arizona
November 21, 2006